Exhibit 4.4

CLOUDMINDS INC.

SERIES B PREFERENCE SHARE AND WARRANT PURCHASE AGREEMENT

Dated as of February 19, 2019

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

6.13	Aggregation of Shares	24
6.14	Further Assurances	24
6.15	Entire Agreement	24

SCHEDULES AND EXHIBITS

SCHEDULE A	Schedule of Investors
SCHEDULE B	Schedule of Key Ordinary Holders
EXHIBIT A	Fourth Amended and Restated Memorandum and Articles of Association
EXHIBIT B-1	Form of SVF Warrant
EXHIBIT B-2	Form of PRC Investor Warrant
EXHIBIT C	Amended and Restated Investors’ Rights Agreement
EXHIBIT D	Amended and Restated Right of First Refusal and Co-Sale Agreement
EXHIBIT E	Amended and Restated Voting Agreement
EXHIBIT F	Share Restriction Agreements
EXHIBIT G-1	Opinions of Cayman Counsel
EXHIBIT G-2	Opinions of PRC Counsel

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CLOUDMINDS INC.

SERIES B PREFERENCE SHARE AND WARRANT PURCHASE AGREEMENT

THIS SERIES B PREFERENCE SHARE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of February 19, 2019 by and among Cloudminds Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Purchase and Sale of Shares and Warrants.

1.1                               Sale and Issuance of Series B Preference Shares and Warrants.

(a)                                 The Company shall adopt on or before the Initial Closing (as defined below) the Fourth Amended and Restated Memorandum and Articles of Association in the form attached hereto as Exhibit A (the “Restated Articles”)

(b)                                 On or prior to the Initial Closing, the Company shall have authorized (i) the sale and issuance to the Investors of the Series B Preference Shares (as defined below) and the Warrants (as defined below), (ii) the issuance of Series B Preference Shares upon exercise of the Warrants and (iii) the issuance of Ordinary Shares (as defined below) upon conversion of the Series B Preference Shares sold hereunder or issuable pursuant to the Warrants (collectively, the “Conversion Shares”).  The Series B Preference Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles.

(c)                                  Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the relevant Closing and the Company agrees to sell and issue to each Investor at the relevant Closing, (i) such number of the Company’s Series B Preference Shares (the “Series B Preference Shares”) set forth opposite such Investor’s name on Schedule A hereto for the aggregate purchase price set forth thereon (the “Purchase Price”), (ii) in the case of SVF Cloud (Singapore) Pte. Ltd. (“Softbank”), one or more warrants in the form attached hereto as Exhibit B-1 (the “SVF Warrants”) exercisable for such number of the Series B Preference Shares (the “SVF Warrant Shares”) set forth opposite Softbank’s name on Schedule A hereto for the aggregate purchase price set forth thereon, and (iii) in the case of certain Investors, one or more warrants (the “PRC Investor Warrants”, together with SVF Warrants, the “Warrants”) in the form attached hereto as Exhibit B-2 exercisable for such number of Series B Preference Shares (the “PRC Investor Warrant Shares”, together with SVF Warrant Shares, the “Warrant Shares”) set forth opposite such Investor’s name on Schedule A hereto for the aggregate purchase price set forth thereon.  The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Series B Preference Shares and Warrants to each Investor is a separate sale and issuance.

(d)                                 Upon the relevant Closing, the Company shall issue (i) such number of Series B Preference Shares set forth opposite such Investor’s name on Schedule A hereto and (ii) to Softbank, one or more Warrants, credited against prior payment in immediate available US dollars funds.

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1.2                               Closings.

(a)                                 Initial Closing.  The initial purchase and sale of the Series B Preference Shares and Warrants set forth on Schedule A shall take place remotely via the exchange of documents and signatures as soon as practicable, provided that all closing conditions specified in Section 4 and Section 5 hereof have been waived or satisfied, or at such other time and place as the Company and the Investors acquiring in the aggregate a majority of the Series B Preference Shares and Warrant Shares issuable upon the exercise of Warrants sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the “Initial Closing”).

(b)                                 Subsequent Closings.  The Company may sell up to an aggregate total of US$500,000,000 of Series B Preference Shares (including the purchase price of the Warrants, “Authorized Allotment”).  Subject to the reservation of Series B Preference Shares and Warrants pursuant to the last sentence of this Section 1.2(b), the Company may sell any portion of the Authorized Allotment not sold at the Initial Closing to such purchasers as it shall select, at a price per share not less than the price per share paid at the Initial Closing, provided that any such sale shall be consummated not later than the earlier of (i) six (6) months following the Initial Closing or (ii) the Company’s non-confidential filing of a registration statement with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), reflecting an initial public offering in the United States that would constitute a Qualified Public Offering (as such term is defined in the Restated Articles) (such date the “Offering End Date”).  Any such purchaser shall execute and deliver a counterpart signature page to, and thereby, without further action by any Investor, become a party to and be deemed an Investor under, this Agreement, the Investors’ Rights Agreement (as defined below), the Right of First Refusal and Co-Sale Agreement (as defined below) and the Voting Agreement (as defined below), and all schedules and exhibits hereto and thereto shall automatically be updated to reflect such purchaser as a party hereto and thereto, and the shares sold to such purchasers shall not be subject to the right of first offer set forth in Section 2.4 of the Investors’ Rights Agreement.  The subsequent purchases and sales of the Series B Preference Shares and Warrants shall take place remotely via the exchange of documents and signatures, at such time or at such other place as the Company and the Investors acquiring Series B Preference Shares and Warrants in each such subsequent purchase and sale mutually agree upon orally or in writing (which each such time and place are, together with the Initial Closing, designated as a “Closing”).

(c)                                  Delivery by the Parties.  At each Closing, the Company shall deliver (i) to each Investor the updated register of members of the Company, certified by the registered office of the Company, reflecting the issuance to each Investor of the Series B Preference Shares being purchased by such Investor at such Closing as listed on Schedule A, (ii) to Softbank a SVF Warrant exercisable for such number of SVF Warrant Shares set forth opposite Softbank’s name on Schedule A hereto, and (iii) to each other Investor acquiring a Warrant, a PRC Investor Warrant exercisable for such number of PRC Investor Warrant Shares set forth opposite such Investor’s name on Schedule A hereto, in each case against payment of the purchase price therefor by check, wire transfer of immediately available funds to an account designated by the Company, cancellation of indebtedness, or any combination thereof.  In the event that payment by an Investor is made, in whole or in part, by cancellation or conversion of indebtedness, then such Investor shall surrender to the Company for cancellation at such Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

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2.                                      Representations and Warranties of the Company.  For purposes of this Section 2, the “Company” shall mean the Company and any of its subsidiaries.  The Company hereby represents and warrants to each Investor that as of the date hereof and as of each Closing except as set forth on the Schedule of Exceptions delivered to such Investor at a Closing in which such Investor participates (the “Schedule of Exceptions”), which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1                               Incorporation, Good Standing and Qualification.  The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2                               Share Capital.  The authorized share capital of the Company is, or will be immediately prior to the Initial Closing, US$100,000 divided as per Section 2.3 below.

2.3                               Capitalization.  (a)  508,240,147 preference shares of a par value of US$0.00005 each (the “Preference Shares”), of which (i) 115,084,266 shares have been designated as Series Seed Preference Shares (the “Series Seed Preference Shares”), all of which are issued and outstanding, (ii) 18,362,322 shares have been designated as Series Seed-1 Preference Shares (the “Series Seed-1 Preference Shares”), all of which are issued and outstanding, (iii) 135,391,888 shares have been designated as Series A Preference Shares (the “Series A Preference Shares”), all of which are issued and outstanding, (iv) 24,625,040 shares have been designated as Series A+ Preference Shares (the “Series A+ Preference Shares”), all of which are issued and outstanding, and (v) 214,776,631 shares have been designated as Series B Preference Shares, none of which are issued and outstanding.  The rights, privileges and preferences of the Preference Shares are, or will be, as stated in the Restated Articles.  Section 2.3 of the Schedule of Exceptions sets forth the capitalization table of the Company on the date hereof.

(b)                                 Ordinary Shares.  1,491,759,853 ordinary shares of a par value of US$0.00005 each (the “Ordinary Shares”), 134,200,002 of which are issued and outstanding.

(c)                                  Valid Issuance.  The outstanding Ordinary Shares and Preference Shares are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Act, and any relevant state or other securities laws, or pursuant to valid exemptions therefrom.

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(d)                                 Other Rights.  Except for (A) the conversion privileges of the Series Seed Preference Shares, Series Seed-1 Preference Shares, Series A Preference Shares and Series A+ Preference Shares, (B) warrants to purchase an aggregate of up to 88,490,606 Ordinary Shares, (C) the rights provided in the Investors’ Rights Agreement (as defined below) and (D) 42,266,000 Ordinary Shares issuable upon the exercise or vesting of currently outstanding options and restricted share units, respectively, granted to employees and other service providers pursuant to the Company’s 2016 Share Plan (the “Option Plan”), there are no outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its share capital.  Prior to or concurrent with the Initial Closing, the Company has reserved an aggregate of 128,176,751 Ordinary Shares for issuance upon exercise of options or restricted share purchase awards pursuant to the Option Plan.  After taking into account the aforementioned currently outstanding options granted under the Option Plan, there remains an additional 85,910,751 Ordinary Shares reserved for issuance upon exercise of options or restricted share purchase awards to be granted in the future to employees and other service providers pursuant to the Option Plan.  Except for the Voting Agreement (as defined below), the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.4                               Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  Except for strategic relationships to promote the Company’s products and services, which relationships are conducted through contractual relationships between the Company and its strategic partners, but do not involve any interest of the Company in any separate legal entities, the Company is not a participant in any joint venture, partnership, or similar arrangement.

2.5                               Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Warrants, the Investors’ Rights Agreement (as defined below), the Right of First Refusal and Co-Sale Agreement (as defined below) and the Voting Agreement (as defined below) (collectively, the “Transaction Agreements”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Preference Shares and the Warrants being sold hereunder, the Warrant Shares issuable upon the exercise of the Warrants and the Conversion Shares issuable upon the conversion of the Series B Preference Shares and Warrant Shares has been taken or will be taken prior to the Initial Closing.  The Transaction Agreements constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification and contribution provisions contained in the Investors’ Rights Agreement may be limited by applicable federal, state or other securities laws.

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2.6                               Valid Issuance of Preference and Ordinary Shares.  The Series B Preference Shares and the Warrants being issued to the Investors hereunder, when issued and sold in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors’ Rights Agreement and under applicable federal, state or other securities laws or liens or encumbrances created by or imposed by an Investor.  The Warrant Shares issuable upon exercise of the Warrants issued hereunder have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors’ Rights Agreement and under applicable federal, state or other securities laws.  The Conversion Shares issuable upon conversion of the Series B Preference Shares issued hereunder and upon conversion of the Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors’ Rights Agreement and under applicable federal, state or other securities laws.  All holders of outstanding Ordinary Shares or securities exercisable or convertible into Ordinary Shares are bound by a lock-up or “market standoff” agreement no less restrictive than that set forth in Section 1.13 of the Investors’ Rights Agreement.

2.7                               Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or other governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Articles with the Registrar of Companies of the Cayman Islands; and (ii) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended (the “California Law”), and the rules thereunder, and such applicable federal, state or other securities filings as may be necessary, which filings will be timely effected after the relevant Closing.

2.8                               Offering.  Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series B Preference Shares and the Warrants as contemplated by this Agreement are exempt from the registration requirements of the Act and will not result in a violation of the qualification or registration requirements of California Law or applicable state or other securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.9                               Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements, or that could reasonably be expected to have a material adverse effect on the Company’s business or properties.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

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The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt or filed a petition or answer seeking reorganization or arrangement under any bankruptcy laws or any other similar law or statute of the United States of America or any other jurisdiction.

2.10                        Employee Proprietary Information and Inventions Agreements.  Each current and former employee, officer and consultant of the Company has executed an Employee (or Consultant) Proprietary Information and Inventions Agreement in the Company’s customary form. Set forth on the Schedule of Exceptions is a list of each employee, officer or consultant who has excluded any work product or inventions from his or her Employee (or Consultant) Proprietary Information and Inventions Agreement.  Each current and former employee has executed a non-solicitation agreement substantially in the form or forms delivered to counsel for the Investors. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

2.11                        Patents and Trademarks.

(a)                                 The Company owns or has a valid right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and, to the Company’s knowledge, without any conflict with or infringement of the rights of others.  The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company.  There are no outstanding options, licenses, or agreements of any kind granted by the Company relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user agreements with respect to commercially readily available intellectual property such as “off the shelf” computer software.  The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor, to the Company’s knowledge, is there any reasonable basis therefor.  The Company is not aware that any of its officers or employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his, her or its best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted or that would prevent such officers or employees or consultants from assigning to the Company inventions conceived or reduced to practice in connection with services rendered to the Company.  Neither the execution nor delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company. All use and distribution of Company Software and Company Products is in full compliance with all Open Source Licenses (each as defined below) applicable thereto, including all copyright notice and attribution requirements. Neither the Company nor any of its affiliates has incorporated, embedded, bundled, combined or linked any software or other technology subject to any Copyleft License (as defined below) (“Copyleft Materials”), into any Company Software or Company Products or used any Copyleft Materials, in each case, in a manner that requires Company Software, Company Products, any portion of any of the foregoing, or any other company intellectual property, to be subject to Copyleft Licenses or requires or would require the Company or any of its subsidiary to grant any licenses to Company Intellectual Property.

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(b)                                 As used herein, “Company Software” means (y) software (other than “off the shelf,” or standard generally commercially available products, licensed to the Company or its subsidiary) owned by the Company or its subsidiaries and (z) proprietary software developed by or for the Company or its subsidiaries, including any such proprietary software that is incorporated or embedded in, or bundled, combined or linked with any products or services of the Company or its subsidiary (“Company Products”), or otherwise used by the Company or its subsidiary or incorporated or embedded in, or bundled, combined or linked with, any Company Product, including in development or testing of any such software or Company Products.

(c)                                  As used herein, “Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. For the avoidance of doubt, Open Source Licenses include Copyleft Licenses.

(d)                                 As used herein, “Open Source Software” means software subject to any Open Source License.

(e)                                  As used herein, “Copyleft License” means any license that requires, as a condition of use, modification or distribution of software or other technology subject to such license, that such software or other technology or other software, or other technology incorporated into, derived from, used or distributed with such software or other technology, (A) in the case of software, be made available or distributed in a form other than binary (e.g., source code form), (B) be licensed for the purpose of allowing the making of derivative works, (C) be licensed under terms that allow the Company Software or Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled or (D) be redistributable at no license fee. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

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2.12                        Compliance with Other Instruments.  The Company is not in violation or default of any provision of its Restated Articles or its memorandum and articles of association currently in effect, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company.  The execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any material assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.13                        Agreements; Action.

(a)                                 Except for agreements explicitly contemplated by the Transaction Agreements and except for salary, bonus and benefits paid to or share option or share purchase agreements with officers or employees of the Company, there are no material agreements, understandings or proposed transactions between the Company and any of its officers, shareholders, directors or affiliates, or any affiliate thereof.

(b)                                 There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $500,000 or that extend for more than one year beyond the date of this Agreement, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or its business as presently conducted or as proposed to be conducted (other than licenses granted in connection with the sale of the Company’s products and services in the ordinary course of business and other than licenses for commercially and readily available “off the shelf” computer software), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from sale or licensing agreements entered into in the ordinary course of business), or (v) agreements not to compete with any person or entity or not to engage in any particular line of business.

(c)                                  The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its share capital, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $500,000 or, in the case of indebtedness and/or liabilities individually less than $500,000, in excess of $1,000,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its material assets or rights, other than the sale of its inventory in the ordinary course of business.

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(d)                                 For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)                                  The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles that materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

2.14                        Related-Party Transactions.  No employee, officer, shareholder or director of the Company or, to the Company’s knowledge, member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than for accrued salaries, reimburseable expenses or other standard employee benefits.  None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly-traded companies that may compete with the Company to the extent of not more than five percent (5%) of the issued and outstanding securities of such companies.  No officer or director or employee or, to the Company’s knowledge, no member of the immediate family of any officer or director or employee of the Company is directly or indirectly interested in any material contract with the Company.

2.15                        Compliance with Laws; Permits.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, properties or financial condition of the Company.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Series B Preference Shares, the Warrants, the Warrant Shares or Conversion Shares (collectively, the “Securities”), except such as has been duly and validly obtained or filed, or with respect to any filing that must be made after the Initial Closing, as will be filed in a timely manner.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.16                        Environmental and Safety Laws.  The Company is not and at no time has been, in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the Company, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

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2.17                        Manufacturing and Marketing Rights.  The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products or services to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products and services.

2.18                        Disclosure.  The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series B Preference Shares and the Warrants.  None of the Transaction Agreements, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made.

2.19                        Registration Rights.  Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.20                        Corporate Documents.  Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been provided to the Investors), the Restated Articles of the Company are in the form previously provided to special counsel for the Investors.

2.21                        Title to Property Assets.  The Company has good and marketable title to its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances.

2.22                        Financial Statements.  The Company has delivered to each Investor its unaudited balance sheet for the year ended December 31, 2017 (the “Financial Statements”).  The Financial Statements fairly present the financial condition of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities (contingent or otherwise) other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2017, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. generally accepted accounting principles.

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2.23                        Changes.  Except as contemplated by this Agreement (including the Schedule of Exceptions hereto), since December 31, 2017, there has not been:

(a)                                 any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b)                                 any material change in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise;

(c)                                  any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(d)                                 any waiver by the Company of a material right or of a material debt owed to it;

(e)                                  any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(f)                                   any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(g)                                  any material change in any compensation arrangement or agreement with any officer or key employee;

(h)                                 any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets (other than the sale or license of the Company’s products and services in the ordinary course of business);

(i)                                     any resignation or termination of employment of any officer or key employee of the Company; and the Company, does not know of the impending resignation or termination of employment of any such officer or key employee;

(j)                                    any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable or liens created in the ordinary course of business;

(k)                                 any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l)                                     any debt, obligation or liability incurred, assumed or guaranteed by the Company except for those incurred in the ordinary course of the Company’s business (but not in excess of $500,000 in the aggregate) and in amounts which would not have a material adverse effect on the assets, condition or affairs of the Company, financially or otherwise;

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(m)                             any declaration, setting aside or payment or other distribution in respect of any of the Company’s share capital, or any direct or indirect redemption, purchase or other acquisition of any of such share capital by the Company other than the repurchase of share capital from employees, officers, directors or consultants pursuant to agreements approved by the Board of Directors of the Company under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as termination of employment or consultancy;

(n)                                 any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

(o)                                 any agreement or commitment by the Company to do any of the things described in this Section.

2.24                        Employee Benefit Plans.  Other than group health, dental, disability and life insurance plans and 401(k) savings plans comparable to those offered by similarly situated employers, The Company does not have and has never maintained or sponsored any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

2.25                        Tax Returns, Payments and Elections.  The Company has filed all tax returns and reports as required by law.  These returns and reports are true and correct in all material respects.  The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions, if any.  The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof.  The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.  The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.  None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities.  Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.26                        Insurance.  The Company has in full force and effect fire and casualty insurance policies, with financially sound and reputable insurers, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material tangible properties that might be damaged or destroyed and in all other respects customary for similarly situated companies.

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2.27                        Minute Books.  The minute books of the Company provided to the Investors contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

2.28                        Labor Agreements and Actions; Employee Compensation.  The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.  The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.  The employment of each officer and employee of the Company is terminable at the will of the Company.  The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.  Except as set forth on the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

2.29                        Section 83(b) Elections.  All individuals who have purchased unvested shares of the Company’s Ordinary Shares have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

2.30                        Investment Company.  The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

2.31                        Real Property Holding Company.  The Company is not a “real property holding company” within the meaning of Section 897 of the Code.

2.32                        No “Bad Actor” Disqualification.  The Company has exercised reasonable care, in accordance with Securities and Exchange Commission (“SEC”) rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Act (“Disqualification Events”).  To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act.  The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Act.  “Covered Persons” are those persons specified in Rule 506(d)(1) under the Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Act) connected with the Company in any capacity at the time of the sale of the Series B Preference Shares and the Warrants; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Series B Preference Shares and the Warrants (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any such Solicitor.

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2.33                        Foreign Corrupt Practices Act.  Neither the Company nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person.  Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any applicable Anti-Corruption Law. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable Anti-Corruption Law. Neither the Company, or, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action (an “Enforcement Action”) related to the FCPA or any other Anti-Corruption Law. For purposes of this Section 2.33, “Anti-Corruption Laws” means (i) the United States Foreign Corrupt Practices Act of 1977, as amended, (ii) the U.K. Bribery Act 2010, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, (iv) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (v) similar legislation applicable to the Company from time to time.

2.34                        Sanctions; Money Laundering.  Neither the Company nor any of the Company’s directors, officers, employees or agents:

(a)                                 is nor in the past five years has been a Sanctioned Person;

(b)                                 has transacted any business directly or knowingly indirectly with any Sanctioned Person in violation of Sanctions or otherwise violated applicable Sanctions;

(c)                                  has violated any Ex-Im Laws;

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(d)                                 has violated any applicable anti-money laundering laws or regulations; nor

(e)                                  is nor has in the past five years been the subject of any Enforcement Action related to Sanctions, Ex-Im Laws, or anti-money laundering laws.

(f)                                   For purposes of this Section 2.34:

(i)             “Ex-Im Laws” means all applicable laws and regulations relating to export, re-export, transfer or import controls (including without limitation, the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import laws administered by U.S. Customs and Border Protection);

(ii)          “Sanctioned Person” means at any time any natural or legal person: (a) listed on any Sanctions-related list of designated or blocked persons; (b) resident in or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes as of the date of this Agreement Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) majority-owned or controlled by any of the foregoing; and “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and its member states, (c) the United Kingdom (including, without limitation, the Office of Financial Sanctions Implementation) (d) the United Nations, (e) other similar governmental bodies with jurisdiction over the Company from time to time.

2.35                        Data Privacy.  In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party.  The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure.  The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

2.36                        Disclosure.  The Company has provided each Investor with all the information that such Investor has requested in writing for deciding whether to purchase the Series B Preference Shares or Warrants issued hereunder.   Neither the Transaction Agreements nor any other documents or certificates delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

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3.                                      Representations and Warranties of the Investors.  Each Investor, severally but not jointly, hereby represents and warrants to the Company that:

3.1                               Authorization.  Such Investor has full power and authority to enter into the Transaction Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification and contribution provisions contained in the Investors’ Rights Agreement may be limited by applicable federal, state or other securities laws.

3.2                               Governmental Consents.  All governmental approvals, permits, licenses, authorizations, certifications, registrations, and filings which are required to be obtained or made by the Investor under applicable Laws in connection with the consummation of the transactions contemplated by this Agreement, including but not limited to over-sea direct investment filing with competent PRC commercial bureau, as applicable, have been obtained or completed in accordance with the applicable Laws, are not in default, and are in full force and effect.

3.3                               Purchase Entirely for Own Account.  The Securities are being acquired for investment for such Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The acquisition by each Investor of any of the Securities shall constitute confirmation of the representation by each such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.4                               Disclosure of Information.  Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preference Shares and the Warrants.  Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preference Shares and the Warrants and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

3.5                               Investment Experience.  Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preference Shares and the Warrants.  Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

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3.6                               Accredited Investor.  Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, such Investor is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

3.7                               Restricted Securities.  Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.  SUCH INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT.  Such Investor understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.  Such Investor has no immediate need for liquidity in connection with this investment, does not anticipate that the Investor will be required to sell his, her or its Securities in the foreseeable future.

3.8                               Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors’ Rights Agreement, and:

(a)                                 There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)                                 (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c)                                  Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

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3.9                               Legends.  It is understood that the certificates or the register of members of the Company evidencing the Securities may bear one or all of the following legends, in addition to any other legends that may be set forth in the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement or the Voting Agreement:

(a)                                 “THESE SECURITIES [REPRESENTED BY THIS CERTIFICATE] [REFLECTED ON THIS REGISTER OF MEMBERS] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b)                                 Any legend required by the Restated Articles of the Company or applicable state or other securities laws.

3.10                        Reliance by Company.  Such Investor understands that the representations, warranties, covenants and acknowledgements set forth in this Section 3 constitute a material inducement to the Company entering into this Agreement.

3.11                        No Reliance on Others.  Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Investor agrees that no Investor nor any Investor’s controlling persons, officers, directors, partners, agents, or employees of shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the issuance and sale of the Series B Preference Shares and the Warrants (including the Warrant Shares and the Conversion Shares) contemplated hereunder.

3.12                        No “Bad Actor” Disqualification Events.  Neither (i) the Investor, (ii) any of its directors, officers, general partners, managing members, in each case that may serve as a director or officer of the Company nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Act) held by the Investor is subject to any Disqualification Event (as defined in Section 2.32), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

4.                                      Conditions to Investors’ Obligations at each Closing.  The obligations of each Investor under subsection 1.1(c) of this Agreement with respect to each Closing at which such Investor purchases any Series B Preference Shares or Warrants hereunder are subject to the fulfillment on or before such Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

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4.1                               Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing. Any Schedule of Exceptions delivered in connection with a Closing shall not (a) have contained facts or information that would, in the absence of such disclosure, cause the failure of any representations and warranties (individually or in the aggregate) to be true and correct as of the Initial Closing as though made on and as of the date of such Initial Closing (except representations or warranties that by their terms speak only as of an earlier date, which shall be true and correct as of such earlier date), except where such failure would not have a material adverse effect (provided that, solely for purposes of this Section 4.1, any representation or warranty in Section 2 that is qualified by materiality or material adverse effect language shall be read as if such qualifier or language were not present), (b) have reflected a greater number of outstanding shares of capital stock than as set forth in Section 2.3, and (c) have reflected any increase in the fully diluted capitalization of the Company immediately prior to the Initial Closing (after giving effect to any agreed upon increases to the stock incentive plan) as compared to the date of the signing of this Agreement.

4.2                               Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3                               Compliance Certificate.  The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4                               Secretary’s Certificate.  The Company shall deliver to each Investor a certificate of the Secretary of the Company with respect to the Restated Articles and the resolutions of the Company’s Board of Directors and shareholders relating to the transactions contemplated hereby.

4.5                               Restated Articles.  The Restated Articles shall have been duly adopted by a special resolution passed by the shareholders of the Company.

4.6                               Permits, Qualifications and Consents.  All permits, authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state or other jurisdiction that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing, including without limitation the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

4.7                               Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors participating in such Closing and their special counsel, and such Investors and their special counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

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4.8                               Amended and Restated Investors’ Rights Agreement.  The Company and each Investor shall have entered into the Amended and Restated Investors’ Rights Agreement in the form attached hereto as Exhibit C (the “Investors’ Rights Agreement”).

4.9                               Amended and Restated Right of First Refusal and Co-Sale Agreement. The Company, each Investor and each party set forth on Schedule B hereto (each, a “Key Ordinary Holder”) shall have entered into the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D (the “Right of First Refusal and Co-Sale Agreement”).

4.10                        Amended and Restated Voting Agreement.  The Company, each Investor and each Key Ordinary Holder shall have entered into the Amended and Restated Voting Agreement in the form attached hereto as Exhibit E (the “Voting Agreement”).

4.11                        Share Restriction Agreements.  Each of William Xiao-Qing Huang and Zhe Zhang shall have entered into a Share Restriction Agreement in the form attached hereto as Exhibit F.

4.12                        Opinions of Company Counsel.  Each Investor shall have received (i) from Travers Thorp Alberga, Cayman Islands counsel for the Company, an opinion, dated as of Initial Closing, in substantially the form attached hereto as Exhibit G-1 and (ii) from Jingtian & Gongcheng, PRC counsel for the Company, an opinion, dated as of Initial Closing, in substantially the form attached hereto as Exhibit G-2.

4.13                        No Material Adverse Change.  There shall have been no material adverse change to the Company’s assets or liabilities, business, condition (financial or otherwise), prospects or results of operations, taken as a whole, since the date of this Agreement.

4.14.                     Board of Directors.  At the Initial Closing, the authorized number of directors of the Board shall be eight (8), and the Board shall consist of William Xiao-Qing Huang, Wenbiao Li, Zhe Zhang, Tian Luo, Jiangchao Chu, David Thevenon, Murtaza Ahmed and one vacancy.   Concurrent with the seat for the directors designated by SVF being filled, the Company and each such director shall enter into an Indemnification Agreement, in a form reasonably acceptable to SVF.

4.15                        Registers of Members.  The Company shall have delivered certified Registers of Members to the Investors reflecting the shares purchased in such Closing.

4.16                        Softbank Letter Agreements.                                    Solely with respect to Softbank’s obligations under Subsection 1.1(c) of this Agreement at the Initial Closing, the Company shall have entered into one or more side letter agreements with Softbank in form and substance reasonably acceptable to Softbank.

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5.                                      Conditions to the Company’s Obligations at Closing.  The obligations of the Company to each Investor with respect to each Closing at which such Investor purchases any Series B Preference Shares or Warrants hereunder are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1                               Representations and Warranties.  The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2                               Payment of Purchase Price.  The Investor shall have delivered the purchase price specified in Section 1.1 for the number of Series B Preference Shares and Warrants set forth opposite such Investor’s name on Schedule A hereto.

5.3                               Permits, Qualifications and Consents.  All permits, authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state or other jurisdiction that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing.

5.4                               Ancillary Agreements.  To the extent such Investor is not already a party thereto, such Investor shall have executed and delivered a counterpart signature page to, and thereby become bound by, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement.

6.                                      Miscellaneous.

6.1                               Survival of Representations, Warranties and Covenants.  The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

6.2                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3                               Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Santa Clara County, California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

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6.4                               Waiver of Right to Jury Trial.  EACH OF INVESTORS AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

6.5                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7                               Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a business day, or on the next business day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  Subject to the limitations set forth in applicable law, the Investor consents to the delivery of any notice to shareholders given by the Company under applicable law or the Restated Articles (as amended from time to time) by (i) facsimile telecommunication to the facsimile number set forth below (or to any other facsimile number for the Investor in the Company’s records), (ii) electronic mail to the electronic mail address set forth below (or to any other electronic mail address for the Investor in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor of such specific posting, or (iv) any other form of electronic transmission directed to the Investor.  This consent may be revoked by the Investor by written notice to the Company and may be deemed revoked in the circumstances specified under applicable law.  Each person making a communication hereunder by facsimile or electronic mail shall promptly attempt to confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 6.7 by giving the other party written notice of the new address in the manner set forth above.

6.8                               Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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6.9                               Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.  The Company shall pay or reimburse at the Initial Closing all reasonable costs and expenses incurred or to be incurred by Softbank up to a maximum of US$545,000, which shall include all expenses and costs, including out-of-pocket expenses and third party consulting or advisory expenses incurred in connection with the transactions contemplated by the Transaction Agreements, which reimbursements Softbank may effect by withholding such amount from its payment of the purchase price for the Series B Preference Shares and the Warrant at the Initial Closing, which withheld amount shall be deemed to have been paid to the Company in payment of the purchase price for such Series B Preference Shares and Warrant.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Voting Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10                        Amendments and Waivers.  Subject to the provisions of Section 4, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Series B Preference Shares and Warrant Shares issuable upon the exercise of Warrants to be purchased hereunder (which must include Softbank regardless of whether Softbank has yet purchased any such securities).  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.11                        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.12                        Corporate Securities Law.  THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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6.13                        Aggregation of Shares.  All Series B Preference Shares and Warrant Shares issuable upon the exercise of Warrants held or acquired by entities advised by the same investment adviser and affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.14                        Further Assurances.  Each Investor and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

6.15                        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

6.16                        Conduct of Business Prior to the Initial Closing. From the date hereof until the End Date, except as otherwise provided in this Agreement in connection with the transactions contemplated herein or as consented to in writing by Softbank (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall: (a) conduct its business in the ordinary course of business, (b) use commercially reasonable efforts to maintain and preserve intact its organization and business as conducted as of the date hereof and to preserve the rights, franchises, goodwill and relationships of its employees, customers, suppliers and others with business relationships with the Company as of the date hereof and (c) prior to the Initial Closing shall not, and shall not permit its affiliates to, take any action that would require the consent of the holders of the Series B Preference Shares and Warrants under the Restated Articles.

6.17                        Termination.  This Agreement shall terminate if the Initial Closing has not occurred by March 31, 2019 or such later date mutually agreed in writing by the Company and Softbank; provided, however, that this Agreement shall not be terminated pursuant to this Section 6.17 without the written consent of Softbank if the Company’s breach of this Agreement has prevented the consummation of the Initial Closing at or prior to such time. In the event of termination of this Agreement as provided in Section 6.17, this Agreement will become void and there shall be no liability or obligation hereunder on the part of any party, provided, that no party shall be relieved or released from any liabilities or damages arising out of any willful breach of this Agreement.

*    *    *

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CLOUDMINDS INC.

By:	/s/ William Xiao-Qing Huang
Name:	William Xiao-Qing Huang
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

Magic Flower Culture Communication Limited

By:	/s/ Yan Huang
Name:	Yan Huang
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

SVF CLOUD (SINGAPORE) PTE. LTD.

By:	/s/ Marijo M. Tran
Name:	Marijo M. Tran
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

ANJI BOYE INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Tian Luo
Name:	Tian Luo
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

LISHUI BOAN INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Tian Luo
Name:	Tian Luo
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

LISHUI BOJIANG CHUANGRUI INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Tian Luo
Name:	Tian Luo
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

LISHUI BOJIANG FURUI INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Tian Luo
Name:	Tian Luo
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

GEMDALE (GROUP) CORPORATION LIMITED

By:	/s/ Chuanjun Wei
Name:	Chuanjun Wei
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

CHINALIFE NOVA INVESTMENTS

By:	/s/ Haochuan Zhang
Name:	Haochuan Zhang
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

HICREAT GROUP LIMITED

By:	/s/ Wei Shen
Name:	Wei Shen
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

MATRIX JIAXING LIMITED

By:	/s/ Nayef Zaki Marar
Name:	Nayef Zaki Marar
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

MONSOL VENTURES AG

By:	/s/ Gut Thomas
Name:	Gut Thomas
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

WHITE GLOSS CORPORATION

By:	/s/ Carlos Felipe Botero Iriarte
Name:	Carlos Felipe Botero Iriarte
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

LANGMA NO.9 (SHENZHEN) VENTURE CAPITAL CENTER (LIMITED PARTNERSHIP)

/s/ Langma No. 9 (Shenzhen) Venture Capital Center (Limited Partnership) (seal)
Langma No. 9 (Shenzhen) Venture Capital Center (Limited Partnership)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

LANGMA NO. 10 (SHENZHEN) VENTURE CAPITAL CENTER (LIMITED PARTNERSHIP)

/s/ Langma No.10 (Shenzhen) Venture Capital Center (Limited Partnership (seal)
Langma No.10 (Shenzhen) Venture Capital Center (Limited Partnership

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

EDINTOWN INVESTMENTS LTD

By:	/s/ Panayis Kyriacou
Name:	Panayis Kyriacou
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Investor:

FANTINO INVESTMENTS LTD

By:	/s/ Savvas Themistocleous
Name:	Savvas Themistocleous
Title:	Authorized Signatory

AMENDMENT NO. 1

TO

SERIES B PREFERENCE SHARE AND WARRANT PURCHASE AGREEMENT

This Amendment No. 1 to Series B Preference Share and Warrant Purchase Agreement (the “Amendment”), dated as of June 28, 2019, is by and among Cloudminds Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and the investors listed on Schedule A hereto (the “Investors”).

R E C I T A L S

WHEREAS, the Company and certain of the Investors have entered into that certain Series B Preference Share and Warrant Purchase Agreement dated as of February 19, 2019 (the “Agreement”);

WHEREAS, the Company and the Investors wish to amend the Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Company and the Investors hereby agree to amend the Agreement as follows:

A M E N D M E N T

1.             Definitions; References; Interpretation.  Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.  Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” with respect to the Agreement and each other similar reference contained in the Agreement shall refer to the Agreement, as amended hereby.

2.             Section 1.  Section 1 of the Agreement is hereby amended and restated to read in its entirety as follows:

1.             Purchase and Sale of Shares and Warrants.

1.1          Sale and Issuance of Series B Preference Shares and Warrants.

(a)           The Company shall adopt on or before the Initial Closing (as defined below) the Fourth Amended and Restated Memorandum and Articles of Association in the form attached hereto as Exhibit A (the “Restated Articles”)

(b)           On or prior to the Initial Closing, the Company shall have authorized (i) the sale and issuance to the Investors of the Series B Preference Shares (as defined below) and the Warrants (as defined below), (ii) the issuance of Series B Preference Shares upon exercise of the Warrants and (iii) the issuance of Ordinary Shares (as defined below) upon conversion of the Series B Preference Shares sold hereunder or issuable pursuant to the Warrants (collectively, the “Conversion Shares”).  The Series B Preference Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles.

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(c)           Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the relevant Closing and the Company agrees to sell and issue to each Investor at the relevant Closing, (i) such number of the Company’s Series B Preference Shares (the “Series B Preference Shares”) set forth opposite such Investor’s name on Schedule A hereto for the aggregate purchase price set forth thereon (the “Purchase Price”), (ii) in the case of SVF Cloud (Singapore) Pte. Ltd. (“Softbank”), one or more warrants in the form attached hereto as Exhibit B-1 (the “SVF Warrants”) exercisable for such number of the Series B Preference Shares (the “SVF Warrant Shares”) set forth opposite Softbank’s name on Schedule A hereto for the aggregate purchase price set forth thereon, and (iii) in the case of certain Investors, one or more warrants (the “PRC Investor Warrants”, together with SVF Warrants, the “Warrants”)  in the form attached hereto as Exhibit B-2 exercisable for such number of Series B Preference Shares (the “PRC Investor Warrant Shares”, together with SVF Warrant Shares, the “Warrant Shares”) set forth opposite such Investor’s name on Schedule A hereto for the aggregate purchase price set forth thereon.  The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Series B Preference Shares and Warrants to each Investor is a separate sale and issuance.

(d)           Upon the relevant Closing, the Company shall issue (i) such number of Series B Preference Shares set forth opposite such Investor’s name on Schedule A hereto and (ii) to Softbank, one or more Warrants, credited against prior payment in immediate available US dollars funds.

1.2          Closings.

(a)           Initial Closing.  The initial purchase and sale of the Series B Preference Shares and Warrants set forth on Schedule A shall take place remotely via the exchange of documents and signatures as soon as practicable, provided that all closing conditions specified in Section 4 and Section 5 hereof have been waived or satisfied, or at such other time and place as the Company and the Investors acquiring in the aggregate a majority of the Series B Preference Shares and Warrant Shares issuable upon the exercise of Warrants sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the “Initial Closing”).

(b)           Subsequent Closings.  The Company may sell hereunder Series B Preference Shares and Warrants having an aggregate purchase price of up to US$186,905,000 (the “Authorized Allotment”).  Subject to the Company’s reservation of a sufficient number of Series B Preference Shares to be issued upon the full exercise of all Warrants sold hereunder, the Company may sell any portion of the Authorized Allotment not sold at the Initial Closing to such purchasers as it shall select, at a price per share not less than the price per share paid at the Initial Closing, provided that any such sale shall be consummated not later than the earlier of (i) six (6) months following the Initial Closing or (ii) the Company’s non-confidential filing of a registration statement with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), reflecting an initial public offering in the United States that would constitute a Qualified Public Offering (as such term is defined in the Restated Articles) (such date the “Offering End Date”).  Any such purchaser shall execute and deliver a counterpart signature page to, and thereby, without further action by any Investor, become a party to and be deemed an Investor under, this Agreement, the Investors’ Rights Agreement (as defined below), the Right of First Refusal and Co-Sale Agreement (as defined below) and the Voting Agreement (as defined below), and all schedules and exhibits hereto and thereto shall automatically be updated to reflect such purchaser as a party hereto and thereto, and the shares sold to such purchasers shall not be subject to the right of first offer set forth in Section 2.4 of the Investors’ Rights Agreement.  The subsequent purchases and sales of the Series B Preference Shares and Warrants shall take place remotely via the exchange of documents and signatures, at such time or at such other place as the Company and the Investors acquiring Series B Preference Shares and Warrants in each such subsequent purchase and sale mutually agree upon orally or in writing (which each such time and place are, together with the Initial Closing, designated as a “Closing”).

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(c)           Delivery by the Parties.  At each Closing, the Company shall deliver (i) to each Investor the updated register of members of the Company, certified by the registered office of the Company, reflecting the issuance to each Investor of the Series B Preference Shares being purchased by such Investor at such Closing as listed on Schedule A, (ii) to Softbank a SVF Warrant exercisable for such number of SVF Warrant Shares set forth opposite Softbank’s name on Schedule A hereto, and (iii) to each Investor acquiring a PRC Investor Warrant, a PRC Investor Warrant exercisable for such number of PRC Investor Warrant Shares set forth opposite such Investor’s name on Schedule A hereto, in each case against payment of the purchase price therefor by check, wire transfer of immediately available funds to an account designated by the Company, cancellation of indebtedness, or any combination thereof.  In the event that payment by an Investor is made, in whole or in part, by cancellation or conversion of indebtedness, then such Investor shall surrender to the Company for cancellation at such Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

3.             Section 2.3 Capitalization.  Section 2.3 of the Agreement is hereby amended by replacing “508,240,147” in Section 2.3(a) with “185,930,637”, by replacing “0.00005” in Section 2.3(a) with “0.0001”, by replacing “214,776,631” in Section 2.3(a) with “39,198,879”, by replacing “115,084,266” in Section 2.3(a) with “57,542,133”, by replacing “18,362,322” in Section 2.3(a) with “9,181,161”, by replacing “135,391,888” in Section 2.3(a) with “67,695,944”, by replacing “24,625,040” in Section 2.3(a) with “12,312,520”, by replacing “1,491,759,853” in Section 2.3(b) with “814,069,363”, by replacing “134,200,002” in Section 2.3(b) with “67,100,001”, by replacing “88,490,606” in Section 2.3(d) with “44,245,303”, by replacing “42,266,000” in Section 2.3(d) with “21,133,000”, by replacing “128,176,751” in Section 2.3(d) with “56,507,287” and by replacing “85,910,751” in Section 2.3(d) with “35,374,287”.

4.             Section 4.14 Board of Directors. Section 4.14 of the Agreement is hereby amended by replacing “Jiangchao Chu” with “Mengqiao Yang”.

5.             Schedule A.  Schedule A to the Agreement is hereby amended and restated to read in its entirety as provided on Schedule A to this Amendment.

44

6.             Terms of the Agreement.  Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect unamended.

7.             Conflicting Terms.  In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

8.             Governing Law.  This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

9.             Counterparts.  This Amendment may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

10.          Entire Agreement.  This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof.  All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

[Signature Page Follows.]

45

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

COMPANY:

CLOUDMINDS INC.

By:	/s/ William Xiao-Qing Huang
Name:	William Xiao-Qing Huang
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

SVF CLOUD (SINGAPORE) PTE. LTD.

By:	/s/ Marijo M. Tran
Name:	Marijo M. Tran
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

ANJI BOYE INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Tian Luo
Name:	Tian Luo
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

LISHUI BOAN INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Tian Luo
Name:	Tian Luo
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

CHINALIFE NOVA INVESTMENTS

By:	/s/ Haochuan Zhang
Name:	Haochuan Zhang
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

FANTINO INVESTMENTS LTD

By:	/s/ Savvas Themistocleous
Name:	Savvas Themistocleous
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

WHITE GLOSS CORPORATION

By:	/s/ Carlos Felipe Botero Iriarte
Name:	Carlos Felipe Botero Iriarte
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

MATRIX JIAXING LIMITED

By:	/s/ Nayef Zaki Marar
Name:	Nayef Zaki Marar
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

MONSOL VENTURES AG

By:	/s/ Gut Thomas
Name:	Gut Thomas
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

EDINTOWN INVESTMENTS LTD

By:	/s/ Panayis Kyriacou
Name:	Panayis Kyriacou
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

MAGIC FLOWER CULTURE COMMUNICATION LIMITED

By:	/s/ Yan Huang
Name:	Yan Huang
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

HICREAT GROUP LIMITED

By:	/s/ Wei Shen
Name:	Wei Shen
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

LISHUI BOJIANG FURUI INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Tian Luo
Name:	Tian Luo
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

LISHUI BOJIANG CHUANGRUI INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Tian Luo
Name:	Tian Luo
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

GEMDALE (GROUP) CORPORATION LIMITED

By:	/s/ Chuanjun Wei
Name:	Chuanjun Wei
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

LANGMA NO.9 (SHENZHEN) VENTURE CAPITAL CENTER (LIMITED PARTNERSHIP)

/s/ Langma No. 9 (Shenzhen) Venture Capital Center (Limited Partnership) (seal)
Langma No. 9 (Shenzhen) Venture Capital Center (Limited Partnership)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

LANGMA NO.10 (SHENZHEN) VENTURE CAPITAL CENTER (LIMITED PARTNERSHIP)

/s/ Langma No.10 (Shenzhen) Venture Capital Center (Limited Partnership (seal)
Langma No.10 (Shenzhen) Venture Capital Center (Limited Partnership